1                       0199304.01
Recording Requested By,
And After Recording,
Return To:
WELLS FARGO BANK,
  NATIONAL ASSOCIATION
201 Third Street, 8th Floor
San Francisco, CA 94103
Attn: Team 1

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             FIRST MODIFICATION OF DEED OF TRUST AND
                 ASSIGNMENT OF RENTS AND LEASES


     This First Modification of Deed of Trust (this
"Modification") is entered into as of February 17, 1999, by and between Elmer's Restaurants, Inc., an Oregon corporation
("Grantor"), and WELLS FARGO BANK, NATIONAL ASSOCIATION
("Beneficiary").


                            RECITALS

     This Modification is entered into upon the basis of the following facts and understandings of the parties:

     A. This Modification pertains to that certain Deed of Trust and Assignment of Rents and Leases dated as of March 23, 1998, executed by Grantor to Wells Fargo Bank (Arizona), National Association, as Trustee, in favor of Beneficiary, and recorded on March 31, 1998, as Instrument No. 98029150, of the Official Records of Ada County, Idaho ("Deed of Trust").

     B. The Deed of Trust cites an erroneous maturity date, and Grantor and Beneficiary have agreed to modify the Deed of Trust to accurately reflect the maturity date of the secured obligation.

     NOW, THEREFORE, the parties hereto agree as follows:

     The following provisions shall be deemed added to the Deed of Trust or to change the applicable paragraph thereof as follows:

1. Section 2.10(a) of the Deed of Trust is hereby modified to reflect the correct date of the Note as March 30, 1998 and the correct maturity date of the Note as February 15, 2008.

2. Delete the word "immediately" in the first sentence of Paragraph 4.04 and replace it with the following:

               "within thirty (30) days of the filing thereof"

3. Add the following to the end of the last sentence of Paragraph 4.04:

          " except such (a) as Grantor may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Grantor has made provision, to Bank's reasonable satisfaction, for eventual payment thereof in the event Grantor is obligated to make such payment. Upon the failure of Grantor to do so, or at any time following and during the continuation of any Default, Beneficiary at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same."

4.   Add the word "reasonably" to the first sentence of Paragraph
4.05 between the words "from time to time..." and "... require" and to the second sentence of Paragraph 4.05 between the words
"form and substance..." and "... satisfactory".

5. Delete Paragraphs 4.06 and 4.07 and replace them with the following:

          "    4.06  Tax and Insurance Impounds.  Following the
occurrence of any Default, at Beneficiary's option and upon its demand, Grantor shall, until all Secured Obligations have been paid in full, pay to Beneficiary monthly, annually or as otherwise directed by Beneficiary an amount estimated by Beneficiary to be equal to: (a) all taxes, assessments, levies and charges imposed by any public or quasi-public authority or utility company which are or may become a lien upon the Subject Property and will become due for the tax year during which such payment is so directed; and (b) premiums for fire, other hazard and mortgage insurance next due. If Beneficiary determines that amounts paid by Grantor are insufficient for the payment in full of such taxes, assessments, levies and/or insurance premiums, Beneficiary shall notify Grantor of the increased amount required for the payment thereof when due, and Grantor shall pay to Beneficiary such additional amount within thirty (30) days after notice from Beneficiary. All amounts so paid shall not bear interest, except to the extent and in the amount required by law. So long as any Default exists, Beneficiary at its sole option may apply all or any part of said amounts to any Secured Obligation and/or to cure such Default, in which event Grantor shall be required to restore all amounts so applied, as well as to cure any Default not cured by such application. Once any and all Defaults are cured, Beneficiary shall apply said amounts to the payment of, or at Beneficiary's sole option release said funds to Grantor for application to and payment of, such taxes, assessments, levies, charges and insurance premiums. Grantor hereby grants and transfers to Beneficiary a security interest in all amounts so paid and held in Beneficiary's possession, and all proceeds thereof, to secure the payment and performance of each Secured Obligation. Upon assignment of this Deed of Trust, Beneficiary shall have the right to assign all amounts collected and in its possession to its assignee, whereupon Beneficiary and Trustee shall be released from all liability with respect thereto. The existence of said impounds shall not limit Beneficiary's rights under any other provision of this Deed of Trust or any other agreement, statute or rule of law. Within ninety-five (95) days following full repayment of all Secured Obligations (other than as a consequence of a foreclosure or conveyance in lieu of foreclosure of the liens and security interests securing any Secured Obligation), or at such earlier time as Beneficiary in its discretion may elect, the balance of all amounts collected and in Beneficiary's possession shall be paid to Grantor, and no other party shall have any right of claim thereto.

          4.07  Damages; Insurance and Condemnation Proceeds.

     (a) (i) All awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation (or transfer in lieu thereof) for public or private use affecting the Subject Property; (ii) all other claims and awards for damages to or decrease in value of the Subject Property; (iii) all proceeds of any insurance policies payable by reason of loss sustained to the Subject Property; and (iv) all interest which may accrue on any of the foregoing, are all absolutely and irrevocably assigned to and shall be paid to
Beneficiary.   If the amount of the awards or proceeds is less
than $500,000.00, and repair or restoration of the Subject Property is economically feasible, in the reasonable judgment of Beneficiary, the net amount of such award or proceeds shall be applied to repair or restoration, and if repair or restoration is not economically feasible, then, at the absolute discretion of Beneficiary, whether or not its security is or may be impaired, but subject to applicable law if any, and without regard to any requirement contained in any other Section hereof, Beneficiary may apply all or any of the proceeds it receives to its expenses in settling, prosecuting or defending any such claim and apply the balance to the Secured Obligations in any order, and release all or any part of the proceeds to Grantor upon any conditions Beneficiary may impose. Beneficiary may commence, appear in, defend or prosecute any assigned claim or action, and may adjust, compromise, settle and collect all claims and awards assigned to Beneficiary; provided however, that in no event shall Beneficiary be responsible for any failure to collect any claim or award, regardless of the cause of the failure. Beneficiary may commence, appear in, defend or prosecute any assigned claim or action, and may adjust, compromise, settle and collect all claims and awards assigned to Beneficiary; provided however, that in no event shall Beneficiary be responsible for any failure to collect any claim or award, regardless of the cause of the failure.

     (b) If such insurance or condemnation proceeds held by Beneficiary are to be used by Grantor for repair or restoration, Beneficiary may impose any conditions on such use as Beneficiary reasonably deems necessary."

6. Add the words "to the best of Grantor's knowledge," to the first sentence of Section 4.09(a) between the words "hereof,..."
and "... the Subject Property is" and to Section 4.09(c) between the words "or..." and "...threatened".

7. Add the word "reasonable" to the first sentence of Section 4.09(d) between the words "without limitation,..." and "... attorneys' fees" and the words "reasonably incurred" to the first sentence of Section 4.12(a) between the words "expenses..." and "... in the administration of".

8.   Add to the end of the first sentence of Section 4.12(b):

          "(except to the extent attributable to Bank's gross negligence or intentional misconduct)"

9. Delete the words "including, without limitation, where applicable," from the first sentence of Section 4.14 and replace them with the word "excluding".

10.  Add the following to the end of Section 5.01(a) and to
Section 5.01(c) immediately after the word "obligation..." and immediately preceding the words "..., or any defined event of default":

          "(after the expiration of any applicable notice or cure periods)"


     The real property and the whole thereof described in the Deed of Trust shall remain subject to the lien, charge or encumbrance of the Deed of Trust and nothing herein contained or done pursuant hereto shall affect or be construed to affect the liens, charges or encumbrances of the Deed of Trust, or the priority thereof over other liens, charges or encumbrances, or to release or affect the liability of any party or parties who may now or hereafter be liable under or on account of said promissory notes and/or the Deed of Trust.

     All terms and conditions of the Deed of Trust not expressly modified herein remain in full force and effect, without waiver or amendment. This Modification and the Deed of Trust shall be read together, as one document.

     IN WITNESS WHEREOF, the parties hereto have caused this Modification to be executed as of the day and year first above written.

BENEFICIARY:                    GRANTOR:

WELLS FARGO BANK,
  NATIONAL ASSOCIATION
                                ELMER'S RESTAURANTS, INC., an
                                Oregon corporation

By: __/s/Steve Day__________    By: __/s/Bruce N. Davis________
    Steve Day
    Vice President              Title: President

                  OBTAIN NOTARY ACKNOWLEDGMENTS